Exhibit 99.1

RealD Reaches Agreement to be Acquired by Rizvi Traverse for $11 Per Share in Cash

Transaction valued at approximately $551 million

LOS ANGELES (November 9, 2015) - Global visual technology company RealD Inc. (NYSE: RLD) and Rizvi Traverse Management, LLC, a leading private equity investor in the media, entertainment and technology sectors, today announced that they have entered into a definitive agreement pursuant to which Rizvi Traverse will acquire RealD for $11.00 per share, in an all-cash merger transaction. The transaction is valued at approximately $551 million, including net debt. Upon completion of the transaction, RealD will become a privately held company.  The RealD Board of Directors approved the agreement and recommends that RealD shareholders vote in favor of the transaction.

Under the terms of the agreement, RealD shareholders will receive $11.00 in cash for each share of RealD’s common stock. This represents a premium of approximately 19% to RealD’s closing stock price on October 1, 2014, the last unaffected trading day prior to the announcement from Starboard Value LP of its non-binding indication of interest to purchase all outstanding shares of RealD’s common stock.

Frank J. Biondi, Jr., Lead Independent Director of RealD, commented, “Over the past year, the RealD Board of Directors, in consultation with its advisors, has engaged in a comprehensive review of strategic alternatives to enhance value for shareholders.  This transaction with Rizvi Traverse concludes that review and provides immediate and substantial cash value to RealD shareholders at a significant premium to the Company’s unaffected share price.”

Michael V. Lewis, Chairman and Chief Executive Officer of RealD, commented, “Since founding RealD in 2003, we have built the Company into the world’s leading 3D cinema platform, with over 27,000 worldwide screens. I am excited about the future of RealD, where in partnership with Rizvi Traverse, we can continue to maximize the value inherent in RealD’s cinema platform and leading IP portfolio. As a private company, RealD will have the flexibility and resources to further invest in our continued cinema leadership and visual technology innovation.”

Ben Kohn, Managing Partner of Rizvi Traverse, added “RealD is the market leading 3D cinema platform with a history of innovation and strong growth prospects. We are honored that the Board of Directors of RealD has selected Rizvi Traverse to partner in their future growth. We are excited to partner with Michael Lewis and the current management team in this new chapter for RealD.”

In connection with the merger agreement, Mr. Lewis intends to reinvest his equity into the transaction and has signed customary support agreements pursuant to which he has agreed to vote his shares in favor of the merger. Mr. Lewis will continue to serve in the role of Chairman and Chief Executive Officer of RealD.

The proposed transaction, which is structured as a one-step merger with RealD as the surviving corporation, is subject to closing conditions including receipt of shareholder and regulatory approvals. The transaction requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s stock, which will be sought at a special meeting of the Company’s shareholders, which is expected to be held in February 2016. The transaction is currently expected to close in the Company’s fourth quarter of fiscal 2016 or shortly thereafter.

Moelis & Company LLC is acting as sole financial advisor and Wachtell, Lipton, Rosen & Katz and Cooley LLP are acting as legal advisors to RealD’s Board of Directors. Freshfields Bruckhaus Deringer US LLP is acting as sole legal advisor to Mr. Lewis. Latham & Watkins LLP is acting as sole legal advisor to Rizvi Traverse.

About RealD Inc.

RealD is a leading global licensor of 3D and other visual technologies.  RealD is the world’s most widely used 3D technology and our extensive intellectual property portfolio is used in applications and products that enable a premium viewing experience in the theater, the home and elsewhere.

RealD was founded in 2003 and has offices in Beverly Hills; Boulder; London; Moscow; Shanghai; Hong Kong; and Tokyo.  For more information, please visit our website at www.reald.com.

About Rizvi Traverse Management, LLC

Rizvi Traverse Management, LLC is a leading private equity investor who primarily invests in the media, entertainment and technology sectors.  Past investments include, ICM, Summit Entertainment, Sesac, Playboy, Twitter, SpaceX, Square, and Snapchat to name a few. For more information visit www.rizvitraverse.com.

Cautionary Note on Forward-Looking Statements

Statements in this release that relate to future results and events are forward-looking statements based on RealD's current expectations.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  Such risks and uncertainties include, among others:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the failure to obtain RealD shareholder approval or the failure to satisfy any other closing conditions imposed on the parties in connection with the consummation of the transactions described herein; (3) the ability to obtain regulatory approvals of the merger; (4) risks related to disruption of management’s attention from RealD’s ongoing business operations due to the transaction; (5)  the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; (6) the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; (7) the ability of the parties to satisfy the conditions to closing of the proposed transactions; (8) the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and (9) the risks that are described from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including RealD’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and Amendment thereto on Form 10-K/A, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Given these uncertainties, undue reliance should not be placed on these forward-looking statements. RealD does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file a proxy statement and other relevant documents concerning the proposed merger with the SEC. The proxy statement and other materials filed with the SEC will contain important information regarding the merger, including, among other things, the recommendation of the Company’s Board of Directors with respect to the merger. BEFORE MAKING ANY VOTING DECISION, REALD’S SHAREHOLDERS ARE URGED TO READ IN THEIR ENTIRETY THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATE BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, RELATED MATTERS AND THE PARTIES TO THE TRANSACTION. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to RealD, Inc., 100 North Crescent Drive Suite 200, Beverly Hills, CA 90210, Attention: Corporate Secretary.

Certain Information Concerning Participants

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information regarding the executive officers and directors of the Company is included in the Company’s Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC on June 12, 2015 and Amendment thereto on Form 10-K/A filed with the SEC on July 29, 2015.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.reald.com.

© 2015 RealD Inc.  All Rights Reserved.

Investor Contact:

Andrew Greenebaum / Laura Bainbridge

310-829-5400

investors@reald.com